                                                             Exhibit No. EX-99.9

                             Joint Filer Information

Name of Joint Filer:    John T. Kim,  as  Co-trustee  of the  Allyson  Lee Kim
                        Trust of  10/15/01 (Irrevocable),  the Irrevocable  Deed
                        of Trust  of James J.  Kim,  Settlor  F/B/O  Jason  Lee Kim
                        - 11/17/03, the John T. Kim Trust dated 5/17/04 for the
                        benefit of his children (Irrevocable), the Dylan James
                        Panichello Trust of 10/15/01 (Irrevocable), the Irrevocable
                        Deed of Trust of James J. Kim for Alexandra Kim Panichello
                        - 12/24/92 and the  Irrevocable  Deed of Trust  of James
                        J. Kim for  Jacqueline  Mary  Panichello  - 10/3/94  and
                        as Settlor, trustee and beneficiary of the John T. Kim
                        Trust dated 12/31/87

Address:                1345 Enterprise Drive
                        West Chester, Pennsylvania 19380

Designated Filer:       Susan Y. Kim

Issuer & Ticker Symbol: Amkor Technology, Inc. (AMKR) (NASDAQ National Market
                        System)

Date of Event
Requiring Statement:    May 17, 2004

Signature:              /s/Memma S. Kilgannon       Date  May 27, 2004
                        Memma S. Kilgannon
                        As Attorney-in-Fact for John T. Kim, in his
                        capacities listed above (power of attorney previously
                        filed December 11, 1998)

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